Exhibit 10.2

FIRST AMENDMENT TO 25% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This FIRST AMENDMENT TO 25% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES (this “Amendment”) is entered into as of July 3, 2024 (the “Amendment Effective Date”), by and among the parties hereto.

RECITALS

WHEREAS, Kiromic BioPharma, Inc., a Delaware corporation (the “Company”) and S.hield Cap1tal Funding LLC (the “Holder”) are parties to that certain 25% Senior Secured Convertible Promissory Note, dated as of July 3, 2024 (the “July 2024 Note”) in the aggregate principal amount of $2,000,000 (the “Note”; capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Note); and

WHEREAS, the parties desire to amend the Note on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Amendment, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Section 4(a) of the Note is hereby amended be deleting the first sentence in its entirety and replacing it with the following:

“Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right at its option, at any time beginning on September 30, 2024, to convert the Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).”

2.             Section 4(b)(ii) of the Note is hereby deleted in its entirety and replaced with the following:

“Conversion Price” means, as of any Conversion Share Delivery Date (as defined below) or other date of determination, a price equal to [90]% of the 5-day VWAP for the Common Stock beginning on the fifth day preceding the date of the Notice of Conversion, subject to adjustment as provided herein.”

3.             Effect of Amendment; Ratification of Agreement. Except as amended by this Amendment, all of the terms and provisions of the Notes are hereby ratified and shall continue in full force and effect, and this Amendment shall be considered part of, and shall be subject to all other provisions of, the Notes.

4.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.             Counterparts; Electronic Execution and Delivery. This Amendment may be executed and delivered by facsimile, or by any other electronic means, and in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment, effective as of the date first written above.

COMPANY:

KIROMIC BIOPHARMA, INC.

By:	/s/ Pietro Bersani
Name:	Pietro Bersani
Title:	Chief Executive Officer

HOLDER

S.HIELD CAP1TAL FUNDING LLC

By:	/s/ Shannon Ralston
Name:	Shannon Ralston
Title:	Manager

[Signature Page to First Amendment to Promissory Note]